FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 16, 2007

RGC RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 16, 2007, Roanoke Gas Company entered into a Natural Gas Asset Management Agreement with ConocoPhillips Company (“Conoco”), effective as of November 1, 2007. Under this agreement, Conoco will provide Roanoke Gas Company with future natural gas supply needs. Conoco will also assume the management and financial obligation of Roanoke Gas Company’s firm interstate pipeline transportation and storage agreements. This three-year agreement replaces the expiring Natural Gas Asset Management Agreement with Sequent Energy Management.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 19, 2007, RGC Resources, Inc. issued a press release announcing the restatement of third quarter results for the quarter ending June 30, 2007. A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference. The information in this Current Report, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On October 16, 2007, the Audit Committee of RGC Resources, Inc. (“Resources” or “Company”) determined that the Company’s unaudited interim financial statements as of June 30, 2007 and for the three- and nine-month periods then ended, as contained in the Company’s Quarterly Report on Form 10-Q could no longer be relied upon. The reason for the non-reliance relates to the revised impact on the financial statements of the estimated income taxes of the pending sale of Bluefield Gas Company (“Bluefield”) stock.

On February 16, 2007, Resources entered into a Purchase and Sale Agreement with ANGD LLC for the sale of the capital stock of Bluefield at a sales price substantially equal to the book value of Bluefield’s net assets on the date of closing. At June 30, when these operations were reclassified as discontinued operations, the gain or loss on the sale of the stock and the corresponding estimate of income tax expense on the transaction were not deemed to be significant. During the Company’s subsequent year-end tax planning and review process, management determined that income tax expense included in discontinued operations may be understated by as much as $580,000 based on the current estimate of tax basis of the Bluefield Gas Company stock.

The Audit Committee and Company management discussed the findings with the Company’s independent registered public accountants, Brown Edwards & Company, LLP.

The Company will be issuing a 10-Q/A for the period ended June 30, 2007 reflecting a reduction in income from discontinued operations, net income and comprehensive income of $580,000, or $0.26 per share for the three month and $0.27 per share for the nine month periods ended June 30, 2007. The June 30, 2007 balance sheet will reflect a corresponding reduction in current deferred income taxes and retained earnings of the same amount.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Natural Gas Asset Management Agreement by and between Roanoke Gas Company and Conoco Phillips Company effective as of November 1, 2007.*

99.1	Press Release dated October 19, 2007.

*	Schedules and other attachments to this agreement, which are listed on its List of Exhibits following the signature page, are not included with this filing. The Registrant hereby undertakes and agrees to furnish supplementally a copy of any such schedule or attachment or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: October 19, 2007	By:	/s/ Howard T. Lyon
Howard T. Lyon
Vice-President, Treasurer and Controller
(Principal Financial Officer)